UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 27, 2010

TERADATA CORPORATION

(Exact Name of Registrant Specified in Charter)

Commission File Number 001-33458

Delaware	75-3236470
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

2835 Miami Village Drive

Dayton, Ohio 45342

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (866) 548-8348

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Annual Meeting”) of Teradata Corporation (“Teradata” or the “Company”) was held on April 27, 2010. At the Annual Meeting, the holders of a total of 139,091,226 shares of the Company’s common stock entitled to vote were present in person or represented by proxy, constituting approximately 83.4% of the total shares issued and outstanding and entitled to vote at the Annual Meeting. Stockholders voted on two matters: a proposal to elect Edward P. Boykin, Cary T. Fu and Victor L. Lund as Class III directors, and a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2010. The number of shares voted with respect to each matter required to be reported herein are as follows:

1. Election of Class III Directors for three-year terms expiring at the 2013 annual meeting of stockholders and to hold office until their respective successors are duly elected and qualified:

1a. Edward P. Boykin

For: 116,664,578	Against: 908,325	Abstain: 93,360	Broker Non-Votes: 21,424,963

1b. Cary T. Fu

For: 116,945,347	Against: 629,613	Abstain: 91,303	Broker Non-Votes: 21,424,963

1c. Victor L. Lund

For: 116,918,710	Against: 655,609	Abstain: 91,944	Broker Non-Votes: 21,424,963

2. Ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for 2010.

For: 138,653,106	Against: 292,036	Abstain: 146,084

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teradata Corporation

Dated: April 29, 2010	By:	/s/ Laura K. Nyquist
Laura K. Nyquist
General Counsel and Secretary